UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2012

Mistras Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001- 34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road
Princeton Junction, New Jersey	08550
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors of Mistras Group, Inc. (“Mistras” or the “Company”) approved award levels and targets under the Company’s long-term equity compensation plan for its executive officers.  The financial targets for fiscal year 2012 are based upon the Company’s operating budget established at the beginning of fiscal year 2012.

Each executive has a target award he can earn, which is a percentage of his base salary.  The awards will, if earned, be made in restricted stock units (RSUs) based upon the Company’s performance against specific metrics.  The RSUs executive officers receive will vest 25% per year on each one-year anniversary date of the issuance of the RSUs.  For fiscal 2012, the metrics being used are (i) EBITDAS, which is net income before interest, taxes, depreciation, amortization and non-cash stock-based compensation expense, which accounts for 50% of the award, and (ii) revenue, which accounts for 30% of the award.  The remaining 20% of the award potential is discretionary, based upon the individual executive officer’s performance.

If the performance for a specific metric is at target level, the executive will receive 100% of his target award related to that metric.  Each executive officer can earn between 0% and 200% of his target award, based upon performance.   A minimum of 90% of the target performance level of a metric must be achieved for an executive officer to receive any award for that metric.  At 90% of the performance level, the executive officer will receive 50% of his target award related to that metric.  If performance is between 90% and 100% of target level for a metric, the executive officer will receive a percentage of his target award for that metric based upon a straight line interpolation between 50% and 100%, with each 1% increase in performance against target above the 90% level equating to 5% in percentage of target award.  If the performance for a specific metric exceeds 100% of the target level, the executive officer will receive in excess of 100% of his target award related to that metric, to a maximum of 200% of his target award if the performance for the metric equals or exceeds 113.33% of the target.  If performance is between 100% and 113.33% of target performance for a metric, the executive officer will receive a percentage of his target bonus for that metric based upon a straight line interpolation between 100% and 200%, with each 1% increase in performance against target above the 100% level equating to 7.5% in percentage of target award.  The Compensation Committee will determine the individual performance portion of the award for the Chairman and Chief Executive Officer.  The Chairman and Chief Executive Officer and the Compensation Committee will determine the individual performance portion of the awards for the other executive officers.

The following are the target award levels for each of the Company’s named executive officers:

Name and Principal Position	Target Award as a Percentage of Base Salary
Sotirios J. Vahaviolos Chairman, President and Chief Executive Officer	200%
Francis Joyce Executive Vice President, Chief Financial Officer and Treasurer	75%
Michael J. Lange Executive Vice President and Services Chief Executive Officer	100%
Dennis Bertolotti Services President and Chief Operating Officer	80%
Michael C. Keefe Executive Vice President, General Counsel and Secretary	75%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: February 9, 2012	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Executive Vice President, General Counsel and Secretary